United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2008

Date of Report

(Date of Earliest Event Reported)

THE CASTLE GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-23338	99-0307845
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

500 Ala Moana Boulevard, 3 Waterfront Plaza, Suite 555

Honolulu, Hawaii 96813

(Address of Principal Executive Offices)

(808) 524-0900

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Castle Group, Inc. today announced the appointment of Robert Wu to its Board of Directors and to the post of Executive Vice President of Asian Development for its subsidiary, Castle Resorts & Hotels.

Mr. Wu serves as the chief executive officer for the Wu Group, a Hawaii-based firm that specializes in Asia imports, management of several Hawaii businesses and business consultation services for the Asia-Pacific region.  As proprietor of numerous Hawaii businesses over the past 22 years, he has extensive knowledge in the operation and management of small and medium sized organizations.  He has served on the Hawaii Council on Economic Education for the University of Hawaii, Na Koa Football and has been a trustee for Palama Settlement, Hawaii Library Foundation and Maryknoll School.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CASTLE GROUP, INC.

Date:	1/8/08	By:	/s/Rick Wall
Rick Wall
Chief Executive Officer and Chairman of the Board

2